Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Analytica Bio-Energy Inc., on Form 10-Q for the perod ending  September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Luiz Brasil, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on Form 10-Q for the period ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and September 30, 2013 fairly presents, in all material respects, the financial condition and result of operations of Analytica Bio-Energy Inc.

November 4, 2013	By:	/s/ Luiz Brasil
Luiz Brasil
Chairman, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)